                                   Exhibit 11.

                                MOBIL CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                  (Millions of dollars except per-share amounts;
                         number of shares in thousands)


                                                              For the Three Months
                                                                 Ended June 30,
                                                              ____________________

Primary                                                            1994       1995
_______                                                        ________   ________

  Net income ................................................  $    198   $    179
  Less dividends on preferred stock .........................        14         14
                                                               --------   --------
  Net income applicable to common shares ....................  $    184   $    165
                                                               --------   --------
  Weighted average number of primary common shares
    Outstanding .............................................   398,356    395,804
    Issuable on assumed exercise of stock options ...........     3,002      4,219
                                                               --------   --------
       Total ................................................   401,358    400,023
                                                               ========   ========
  Primary earnings per common share .........................  $    .46   $    .41
                                                               ========   ========
Fully Diluted
_____________

  Net income ................................................  $    198   $    179
  Less additional contribution to ESOP (a) ..................         -          -
  Less dividends on preferred stock (a) .....................        14         14
                                                               --------   --------
  Adjusted net income applicable to common shares ...........  $    184   $    165
                                                               ========   ========

  Weighted average number of primary common shares ..........   401,358    400,023
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect .........................       194          -
  Assumed conversion of preferred stock (a) .................         -          -
                                                               --------   --------
       Total ................................................   401,552    400,023
                                                               ========   ========
  Fully diluted earnings per common share ...................  $    .46   $    .41
                                                               ========   ========

___________

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated
Statement of Income.

(a) For the three months ended June 30, 1994 and June 30, 1995, the incremental shares attributable to the assumed conversion of preferred stock were not considered for the fully diluted earnings per share calculation due to their antidilutive effect.

MOBIL                               - 22 -

                             Exhibit 11. (concluded)

                                MOBIL CORPORATION
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                   (In Millions, except for per-share amounts;
                          number of shares in thousands)
                                                                    For the Six Months
                                                                      Ended June 30,


Primary                                                                1994         1995
                                                                   --------     --------

  Income before change in accounting principle ..................  $    733     $    815
  Less dividends on preferred stock .............................        29           28
                                                                   --------     --------
  Adjusted income applicable to common shares before
    change in accounting principle ..............................  $    704     $    787
  Cumulative effect of change in accounting principle ...........      (680)           -
                                                                   --------     --------
  Adjusted net income applicable to common shares ...............  $     24     $    787
                                                                   ========     ========
  Weighted average number of primary common shares
    Outstanding .................................................   398,346      395,823
    Issuable on assumed exercise of stock options ...............     2,976        3,706
                                                                   --------    ---------

        Total ...................................................   401,322      399,529
                                                                    =======    =========
  Primary earnings per common share
    Income applicable to common shares before change
      in accounting principle ...................................  $   1.75    $    1.97
    Cumulative effect of change in accounting principle .........     (1.69)           -
                                                                   --------     --------
  Net income per common share ...................................  $    .06     $   1.97
                                                                   ========     ========

Fully Diluted


  Income before change in accounting principle ..................  $    733     $    815
  Less additional contribution to ESOP ..........................         - (a)       11
  Less dividends on preferred stock .............................        29 (a)        -
                                                                   --------     --------
  Adjusted income applicable to common shares before
    change in accounting principle ..............................  $    704     $    804
  Cumulative effect of change in accounting principle ...........      (680)           -
                                                                   --------     --------
  Adjusted net income applicable to common shares ...............  $     24     $    804
                                                                   ========     ========

  Weighted average number of primary common shares ..............   401,322      399,529
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect .............................       220          465
  Assumed conversion of preferred stock .........................         - (a)    9,436
                                                                   --------    ---------
        Total ...................................................   401,542      409,430
                                                                   ========    =========
  Fully diluted earnings per common share
    Adjusted income before change in accounting
      principle .................................................  $   1.75    $    1.96
    Cumulative effect of change in accounting principle .........     (1.69)           -
                                                                   --------    ---------
  Net income per common share ...................................  $    .06    $    1.96
                                                                   ========    =========
___________

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated
Statement of Income.

(a) For the six months ended June 30, 1994, the incremental shares attributable to the assumed conversion of preferred stock were not considered for the fully diluted earnings per share calculation due to their antidilutive effect.


MOBIL                             - 23 -